UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE E.W. SCRIPPS COMPANY
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On May 2, 2018, the following communication was issued as a press release by The E.W. Scripps Company (“Scripps”), and a substantially similar communication was also made available to Scripps’ shareholders.  The same or substantially similar communications may be sent to Scripps’ shareholders from time to time.

Scripps outlines transformation strategy in letter to shareholders

May 2, 2018

CINCINNATI - The E.W. Scripps Company (NYSE: SSP) today highlighted its transformation strategy in a letter to shareholders ahead of the company’s upcoming Annual Meeting of Shareholders.

Dear Shareholder:

We are writing to encourage you to vote for your board’s three highly qualified nominees at The E.W. Scripps Company’s 2018 Annual Meeting of Shareholders on May 10, 2018. Please use the enclosed WHITE proxy card to vote “FOR” each of the board’s nominees: Lauren R. Fine, Roger L. Ogden and Kim Williams. Please date, sign and return the WHITE proxy card in the envelope provided to you, or use the telephone or internet method of voting described on your WHITE proxy card. Institutional Shareholder Services (ISS) recommended that Scripps shareholders vote AGAINST GAMCO’s nominees. ISS noted1:

GAMCO FAILED TO ARTICULATE “A SUFFICIENTLY DETAILED OR COMPELLING CASE THAT CHANGE IS WARRANTED AT THE BOARD LEVEL.”

Scripps' Board and Management's Comprehensive Plan to Maximize Shareholder Value	GAMCO's Case
Streamlining operations through a reorganization of the company's businesses according to the marketplaces they serve: Local and National	?
Reducing Local Media and corporate cost structures to yield more than $30 million in annual savings	?
Strengthening the company's television business by implementing a buy-sell-swap station strategy to assemble what the company believes will be the best-performing portfolio possible	?
Investing to capture the value in the company's National Media businesses and attract national advertising revenue; Q4 2017 was the segment's first profitable quarter	?
Delivering value to shareholders through prudent capital allocation and strategic decision making, including the recent initiation of a quarterly dividend	?
Growing cash flow from operations by more than 40 percent from 2016 levels by 2020 **Improving margins by 400 basis points between 2018 and 2020**	**Unclear plan to deliver 600bps of broadcast cash flow margin improvement over an undefined period**

1Permission to use quotations neither sought nor obtained

While your board and management have made progress on our clearly defined transformation strategy, GAMCO Asset Management Inc. has only offered an arbitrary margin target with no plan for how to achieve it. In both his private conversations with company management and in his public communications, GAMCO CEO Mario Gabelli has not provided any specifics about his plan for Scripps or how his nominees would work with the Scripps board and management to achieve it, despite our repeated requests.

The company’s strategy is already garnering near-term results. We continue to believe our plan could create at least as much value for shareholders as GAMCO’s arbitrary and unsubstantiated margin target.

GAMCO HAS REFUSED COMPROMISE, REFUSED TO LET OUR BOARD MEET WITH ITS DIRECTOR NOMINEES AND REFUSED OUR ATTEMPTS AT PRODUCTIVE DIALOGUE.

Despite criticizing Scripps for costs relating to this proxy fight, Gabelli has refused repeated attempts at constructive dialogue and compromise. He rejected Scripps President and CEO Adam Symson’s offer, on behalf of the Scripps board, to include one of GAMCO’s nominees in the company slate of directors in hopes of reaching a constructive resolution.

We have the right board members with the right experience. Your board has acted as agents of change, putting the right management team in place and implementing a strategy that will continue to yield results. Electing GAMCO's slate of nominees would risk stalling and derailing the momentum we have gained since implementing our comprehensive strategy and would also eliminate the shareholder perspective on our board, considering our nominees' extensive experience as part of the investor community.

VOTE THE ENCLOSED WHITE PROXY CARD TODAY “FOR” ALL OF
THE E.W. SCRIPPS COMPANY’S HIGHLY QUALIFIED DIRECTOR NOMINEES.

IF YOU HAVE ALREADY VOTED THE WHITE PROXY CARD FOR EACH OF YOUR ACCOUNTS, THERE IS NO NEED TO VOTE AGAIN.

Please use the enclosed WHITE proxy card to vote “FOR” each of the board’s nominees: Lauren R. Fine, Roger L. Ogden and Kim Williams. You are urged to date, sign and return the WHITE proxy card in the envelope provided to you, or to use the telephone or internet method of voting described on your WHITE proxy card.

Thank you for your continued support as we work to transform The E.W. Scripps Company and enhance value for all our shareholders.

Sincerely,
Rich Boehne
Chairman of the Board

MacKenzie Partners, Inc.
105 Madison Avenue
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proxy@mackenziepartners.com
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Email: proxy@mackenziepartners.com

About Scripps
The E.W. Scripps Company (NYSE: SSP) serves audiences and businesses through a growing portfolio of local and national media brands. With 33 television stations, Scripps is one of the nation’s largest independent TV station owners. Scripps runs an expanding collection of national journalism and content businesses, including Newsy, the next-generation national news network; podcast industry leader Midroll Media; and fast-growing national broadcast networks Bounce, Grit, Escape and Laff. Scripps produces original programming including “Pickler & Ben,” runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Forward-Looking Statements
Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical in nature and which may be identified by the use of words like “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, are forward-looking statements.  These forward-looking statements are based on management's current expectations, and are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in such forward-looking statements. Such forward-looking statements are made as of the date of this communication and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the Company’s Form 10-K on file with the SEC in the section titled “Risk Factors”. The Company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.scripps.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Investor contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com

Media contact:
Kari Wethington, The E.W. Scripps Company,513-977-3763. Kari.wethington@scripps.com